PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63383-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNR DIVERSIFIED EQUITY FUND

		For	Against	Abstain
1.	Reorganization of the City National Rochdale Diversified Equity Fund. For the shareholders of the City National Rochdale Diversified Equity Fund to consider and vote on a proposed reorganization of the Fund into the City National Rochdale U.S. Core Equity Fund series of the Trust and the subsequent dissolution of the City National Rochdale Diversified Equity Fund.	☐	☐	☐
2.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.			

This proxy will be voted as specified above with respect to the action to be taken on each of the following proposals. In the absence of any specification, this proxy will be voted in favor of each proposal. The Board of Trustees recommends that you vote FOR each of the proposals above.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Note: Please sign exactly as name(s) appear(s) hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized officer. Each joint owner should sign personally. When signing as a fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com

M63384-TBD

CITY NATIONAL ROCHDALE FUNDS

This proxy is solicited by the Board of Trustees of City National Rochdale Funds (the "Trust") for use at a special meeting of shareholders of the Trust to be held on (TBD), 2013.

The undersigned hereby appoints ( ) and ( ), and each of them, as proxies of the undersigned, with the power of substitution and resubstitution, to attend the above-referenced meeting of shareholders and any adjournment or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting, hereby revoking any prior proxy to vote at such meeting. The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders of the Fund and the proxy statement dated (TBD), 2013.

VOTE THIS PROXY CARD TODAY!